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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 15, 1999 relating to the consolidated financial statements of Prison Realty Trust, Inc. (formerly Prison Realty Corporation) and Subsidiaries included in this registration statement on Form S-3 of Prison Realty Trust, Inc. (formerly Prison Realty Corporation) included in Prison Realty Trust, Inc.'s (formerly Prison Realty Corporation's) Form 10-K for the year ended December 31, 1998, incorporated by reference in this registration statement and to all references to our Firm included in this registration statement.



                                        ARTHUR ANDERSEN LLP


Nashville, Tennessee
June 7, 1999